UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

APRIL 6, 2005
Date of Report (Date of earliest event reported)

SILVERADO GOLD MINES LTD.
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	0-12132	98-0045034
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 505, 1111 West Georgia Street
Vancouver, British Columbia Canada	V6E 4M3
(Address of principal executive offices)	(Zip Code)

604-689-1535
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

Further to discussions with the Company, Amisano Hanson, Chartered Accountants ("Amisano Hanson") have resigned as principal independent accountant of Silverado Gold Mines Ltd. (the "Company") effective April 6, 2005. The Company has engaged Berkovits, Lago & Company, LLP as its principal independent accountant effective April 6, 2005. The decision to change principal independent accountants has been approved by the Company’s board of directors.

Amisano Hanson's report dated February 21, 2005 on the consolidated balance sheet of the Company as at November 30, 2004, and the consolidated statements of operations, cash flows, stockholders’ equity (deficiency) for the year then ended and the period since recommencement of the exploration stage December 1, 2001 to November 30, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the fiscal year ended November 30, 2004 and the subsequent interim period through to April 6, 2005, there were no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Amisano Hanson would have caused them to make reference thereto in their reports on the Company’s audited financial statements.

The Company has provided Amisano Hanson with a copy of the foregoing disclosures and has requested in writing that Amisano Hanson furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Company has received the requested letter from Amisano Hanson wherein they have confirmed their agreement to the Company’s disclosures. A copy of Amisano Hanson’s letter has been filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Exhibits.

Exhibit Description

16.1	Letter from Amisano Hanson, dated April 6, 2005(1)

(1) Filed as an Exhibit to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERADO GOLD MINES LTD.

DATE: APRIL 11, 2005	By	/s/ Garry L. Anselmo
GARRY L. ANSELMO
President and Chief Executive Officer